FOR IMMEDIATE RELEASE:

Investor Contact:
Tom Line-Chief Financial Officer
614-255-3353 (tline@diamond-hill.com)

DIAMOND HILL INVESTMENT GROUP, INC. REPORTS RESULTS FOR
SECOND QUARTER 2015

Columbus, Ohio - July 28, 2015 - Diamond Hill Investment Group, Inc. (the "Company," "we," "our") (NASDAQ:DHIL) today reported unaudited results for the quarter ended June 30, 2015 and filed its Form 10-Q.

	Three Months Ended June 30,
	2015	2014	Change
Revenue	$31,382,187	$25,440,213	23%
Net operating income	14,122,086	9,673,605	46%
Operating margin	45%	38%
Investment income	457,340	1,321,914
Net income	9,178,122	6,928,034	32%
Earnings per share - diluted	$2.73	$2.12	29%

	Six Months Ended June 30,
	2015	2014	Change
Revenue	$60,700,594	$48,629,309	25%
Net operating income	27,316,093	18,245,390	50%
Operating margin	45%	38%
Investment income	1,802,023	1,838,442
Net income	18,690,744	12,677,633	47%
Earnings per share - diluted	$5.61	$3.90	44%

	As Of
	June 30, 2015	December 31, 2014	June 30, 2014
Assets under management (millions)	$16,734	$15,656	$14,204
Book value per share (a)	$29.24	$22.40	$19.61
Total outstanding shares	3,396,172	3,317,728	3,306,084

(a) - A $4 per share special dividend was paid in December 2014.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

	Change in Assets Under Management
	For the Three Months Ended June 30,
(in millions)	2015	2014
AUM at beginning of the period	$16,098	$12,986
Net cash inflows (outflows)
proprietary funds	353	482
sub-advised funds	(16)	66
institutional accounts	99	65
	436	613
Net market appreciation and income	200	605
Increase during the period	636	1,218
AUM at end of the period	$16,734	$14,204

	Change in Assets Under Management
	For the Six Months Ended June 30,
(in millions)	2015	2014
AUM at beginning of the period	$15,656	$12,186
Net cash inflows (outflows)
proprietary funds	827	847
sub-advised funds	25	99
institutional accounts	(130)	226
	722	1,172
Net market appreciation and income	356	846
Increase during the period	1,078	2,018
AUM at end of the period	$16,734	$14,204

About Diamond Hill:
We are an independent investment management firm with significant employee ownership and $16.7 billion in assets under management as of June 30, 2015.  We provide investment management services to institutions and individuals through mutual funds, institutional separate accounts, and private investment funds.  Our entire investment team shares the same intrinsic value investment philosophy focused on absolute returns, and our interests are firmly aligned with our clients through significant investment in its strategies.  For more information visit www.diamond-hill.com.

Use of Supplemental Data as Non-GAAP Performance Measure
Net Operating Income After Tax

As supplemental information, we provide performance measures that are based on methodologies other than generally accepted accounting principles (“non-GAAP”) for “Net Operating Income After Tax” that management uses as a benchmark in evaluating and comparing the period-to-period operating performance of the Company and subsidiaries.

The Company defines “net operating income after tax” as our net operating income less income tax provision, excluding investment related activity and the tax impact related to the investment related activity. We believe that “net operating income after tax” provides a good representation of our operating performance, as it excludes the impact of investment related activity on financial results. The amount of the investment portfolio and market fluctuations on the investments may change significantly from one period to another, which can distort the underlying earnings of a company. We also believe “net operating income after tax” is an important metric in estimating the value of an asset management business. This non-GAAP measure is provided in addition to net income and net operating income and is not a substitute for net income or net operating income and may not be comparable to non-GAAP performance measures of other companies.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com

	Three Months Ended June 30,
(in thousands, except per share data)	2015	2014	% Change
Net operating income, GAAP basis	$14,122	$9,674	46%
Non-GAAP adjustments:
Tax provision excluding impact of investment income	(5,232)	(3,579)	46%
Net operating income after tax, non-GAAP basis	$8,890	$6,095	46%

Net operating income after tax per diluted share, non-GAAP basis	$2.64	$1.87	41%

	Six Months Ended June 30,
(in thousands, except per share data)	2015	2014	% Change
Net operating income, GAAP basis	$27,316	$18,245	50%
Non-GAAP adjustments:
Tax provision excluding impact of investment income	(9,782)	(6,728)	45%
Net operating income after tax, non-GAAP basis	$17,534	$11,517	52%

Net operating income after tax per diluted share, non-GAAP basis	$5.26	$3.54	49%

The tax provision excluding impact of investment income is calculated by applying the tax rate calculated from the income statement to net operating income.

Our management does not promote that investors consider the above non-GAAP financial measures alone, or as a substitute for, financial information prepared in accordance with GAAP.

Throughout this press release, the Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Private Securities Litigation Reform Act of 1995 relating to such matters as anticipated operating results, prospects and levels of AUM, technological developments, economic trends (including interest rates and market volatility), expected transactions and similar matters. The words "believe," "expect," "anticipate," "estimate," "could," "would," "should," "hope," "seek," "plan," "intend" and similar expressions identify forward-looking statements that speak only as of the date thereof. While the we believe that the assumptions underlying our forward-looking statements are reasonable, investors are cautioned that any of the assumptions could prove to be inaccurate and, accordingly, our actual results and experiences could differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Important factors that could cause our actual results to differ materially from the results referred to in the forward-looking statements we make in this Quarterly Report on Form 10-Q and in our press releases are discussed under "Item 1A. Risk Factors" and elsewhere in the 2014 Annual Report and include: the adverse effect from a decline in the securities markets; a decline in the performance of our products; changes in interest rates; changes in national and local economic and political conditions including the continuing economic uncertainty in various parts of the world; changes in government policy and regulation, including monetary policy; changes in our ability to attract or retain key employees; unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations; and other risks identified from time-to-time in other public documents on file with the SEC.

325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215 614-255-3333 info@diamond-hill.com